UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2021

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2021, the Board of Directors of Berkshire Hills Bancorp, Inc. appointed Nina A. Charnley to the Board of Directors of the Company, effective immediately.  The Board of Directors also appointed Ms. Charnley to the Compensation, Compliance & Regulatory and Corporate Responsibility & Culture Committees of the Board of Directors. Ms. Charnley will be considered an independent director. Ms. Charnley was also appointed to the Board of Directors of Berkshire Bank.

Ms. Charnley, age 66 was Senior Managing Director, Enterprise Customer Experience Executive at TIAA, a Fortune 100 financial services company with over $1 trillion in assets under management and five million customers. In that role, she was a member of the Executive Leadership Group, the Digital Transformation Team and Chaired the Customer Experience Board. During her time at TIAA, Ms. Charnley led the strategy, development and execution of a significant portfolio of technology projects launching the company’s mobile app and a digital bank, building digital capabilities enabling employees and customers. Prior to joining TIAA, Ms. Charnley spent the majority of her career as an executive at Bank of America and its predecessor companies where she managed a diverse portfolio of both national and regional businesses including a de novo sustainable energy lending program and created the strategy, infrastructure, template and accountabilities matrix for Bank of America’s Diversity and Inclusion program.

In addition to her current advisory board roles with the Women’s Business League and Budget Buddies, Ms. Charnley has decades of board service including committee chairs for Strong Women Strong Girls, The RI Children’s Museum, and Rhode Island Hospital/Lifespan. Ms. Charnley holds a bachelor’s degree from the University of California and currently resides in Boston Massachusetts.

There were no arrangements or understandings between Ms. Charnley and any other person pursuant to which Ms. Charnley was selected as a director. Ms. Charnley is not a party to any transaction with the Company or Berkshire Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

A news release containing additional information is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits:
	Exhibit No.	Description
	99.1	News release dated December 21, 2021

	104.1	Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: December 21, 2021	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Executive Vice President and General Counsel